EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-253425) and S-8 (Nos. 333-152525, 333-156761, 333-174549, 333-197862, 333-203905, 333-209716, 333-211119, 333-224617 and 333-238166) of AptarGroup, Inc. of our report dated February 17, 2023, relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Chicago, Illinois
February 17, 2023